UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             12/29/03
                                                     ---------------------------

                                 Rapidtron, Inc.
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             (Exact name of registrant as specified in its charter)

            Nevada                    000-31713                 88-0455472
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(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation                 File Number)           Identification No.)


3151 Airway Avenue, #Q, Costa Mesa, California          92626-4627
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   (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code          949-759-9400
                                                     ---------------------------

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

On December 29, 2003, we finalized a blanket purchase order with a national fitness club chain. The purpose of the purchase order is to provide for the purchase of 100 access control systems over the next four months, including an automatic turnstile with readers of Smart and bar code cards, access gates that comply with the Americans with Disabilities Act, and software. A copy of this purchase order is included as an exhibit to this From 8-K.

This contract represents a significant new piece of business because we expect to receive gross revenue of approximately $1,500,000 over the next four months. In addition, this commitment from a nationally recognized fitness chain provides credibility to our product, and we believe this will increase our opportunity to sell our products to other fitness clubs.

Rapidtron  purchases  its  equipment  form  our  Austrian supplier, Axess AG, at wholesale prices to be paid in Euros. Under the purchase order, we are obligated to sell the equipment at a fixed price in U.S. Dollars, without any adjustment for the change in the value of the US dollar to the Euro over the next four months. The continuing decline of the US dollar will have an adverse effect on our profitability from this order.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (C)  EXHIBITS

     The following exhibits are included as part of this report:

10.1  Purchase Order with national fitness club chain, dated December 29, 2003.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RAPIDTRON,  INC.,  a  Nevada  corporation


Date:  January 21, 2004            By:  /s/  John  Creel
                                   -----------------------------------------
                                   John Creel,
                                   Chief Executive Officer


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